UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

3D SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

Below is a form of email that Mick McCloskey, VP, Treasurer & Investor Relations of 3D Systems Corporation, sent to certain investors in connection with outreach regarding 3D Systems Corporation’s 2025 Annual Meeting of Stockholders to be held on Friday, May 16, 2025, at 2:00 p.m., Eastern Time, via live webcast at www.proxydocs.com/DDD.

333 Three D Systems Circle

Rock Hill, South Carolina 29730

April 29, 2025

Dear Stockholder:

On behalf of 3D Systems Corporation (“3DS” or the “Company”), I am writing to request your support in the form of votes “FOR” the proposals set forth in the 3DS definitive proxy statement, filed on April 4, 2025, as recommended by the 3DS Board of Directors with respect to the 2025 Annual Meeting of Stockholder to be held on Friday, May 16, 2025, at 2:00 p.m., Eastern Time, via live webcast at www.proxydocs.com/DDD. Your vote is important.

In addition, I am writing to invite you to meet with members of 3DS’s senior leadership team to answer any questions you may have. Please advise of your availability so we may arrange a brief time to discuss. I wish to make the following points in support of the re-election of 3DS’s Audit Committee members, who are actively engaging with the Company’s leadership team to fully remediate the material weaknesses in our internal control over financial reporting:

1.

The timing of 3DS’s filing of the 2023 Form 10-K in August 2024 left only a four-month period of time to remediate the material weaknesses before the end of the 2024 fiscal year. This condensed audit period, coupled with the transition to a new external audit firm, did not leave sufficient time for the Company to complete control enhancements and demonstrate sustained control performance to remediate the control deficiencies in the 2024 fiscal year.

2.

The Company has not restated its financial statements, including in the final audit by BDO of the 2023 fiscal year and the first-year audit by Deloitte of the 2024 fiscal year. 3DS’s financial statement information is accurate in all material respects. 3DS’s controls are actively being enhanced to ensure consistency in the execution of our financial reporting processes.

3.

The Company has tasked its Chief Administrative Officer, alongside its Chief Financial Officer, to perform comprehensive process reviews to streamline, enhance, and ensure consistency of internal control over financial reporting. The work on this project should not only enhance the automation and quality of our controls but support the timeliness of financial filings as well as reduce back office operating costs.

4.

The Audit Committee, led by our Audit Committee Chair, is actively monitoring the Company’s progress in addressing open material weaknesses. Given the complexity of the industries in which we do business, the Audit Committee’s knowledge of our business, operational processes, and investments needed to address the material weaknesses, it is very important to maintain continuity of their leadership for timely completion of our remediation efforts.

I respectfully request your support and invite you to meet with members of 3DS’s senior leadership to address open questions or comments you may have.

Sincerely,

/s/ Mick McCloskey

Mick McCloskey

VP, Treasurer & Investor Relations